Exhibit 99.1

Hallador Energy Company

Unaudited Pro Forma Condensed Combined Financial Information

On February 14, 2022, Hallador Energy Company (“Hallador” or the “Company”), through its subsidiary Hallador Power Company, LLC, a Delaware limited liability company, signed an Asset Purchase Agreement (“APA”), with Hoosier Energy Rural Electric Cooperative, Inc. (“Seller” or “Hoosier”), a rural electric membership corporation organized and existing under the laws of the state of Indiana. Pursuant to the APA, the Company acquired the Merom one gigawatt powerplant located on 800 acres in Sullivan County, Indiana, (the “Merom Plant”), along with: equipment and machinery in the Merom Plant; materials inventory; a coal combustion certified coal ash landfill; and coal inventory (collectively, the “Merom Plant Acquisition”). The Company completed the Merom Plant Acquisition on October 21, 2022 pursuant to the APA.

The consideration for the Merom Plant Acquisition includes the assumption of certain liabilities as set forth in the APA relating to the powerplant’s closure and post-closure remediation, valued at approximately $7.2 million. In addition, consideration for the Merom Plant Acquisition includes the purchase of approximately $17.0 million in coal inventory on hand, with an initial payment of $5.4 million and subsequent periodic payments over time, subject to post-close adjustments based on actual on-site inventories. Contemporaneous with entering into the APA, Hallador and Hoosier also executed a Power Purchase Agreement (“PPA”), with a liability fair value of $184.5 million, a coal purchase agreement, with an asset fair value of $34.3 million and a capacity payment reduction agreement, with a liability fair value of $11.0 million. The PPA, coal purchase agreement and capacity payment reduction agreement are also included as consideration for the Merom Plant Acquisition.

The Merom Plant Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The fair value of the consideration and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Merom Plant Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Hallador’s historical condensed consolidated financial information in order to account for the Merom Plant Acquisition.

The preliminary allocation of the total consideration in the Merom Plant Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets acquired and certain liabilities assumed pursuant to the APA. The final allocation will be determined when Hallador has obtained and verified all required data necessary to perform the detailed valuations and calculations to reflect the final fair value at the acquisition date. The final allocation based on relative fair value is expected to be completed when Hallador files its report on Form 10-K for the year ended December 31, 2022. The final allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments due to (1) changes in the fair value of the Merom Plant; (2) changes in the fair value of contract assets and contract liabilities; or (3) other changes to assets or liabilities.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022 gives effect to the Merom Plant Acquisition as if it had been completed on June 30, 2022. The Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022 and the Year Ended December 31, 2021 gives effect to the Merom Plant Acquisition as if it had been completed on January 1, 2021. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Hallador would have been had the Merom Plant Acquisition occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. In Hallador’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Merom Plant Acquisition and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	The audited financial statements and accompanying notes of Hallador contained in Hallador’s Annual Report on Form 10-K for the year ended December 31, 2021;

•	The unaudited condensed financial statements and accompanying notes contained in Hallador’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022;

•

The audited carve-out financial statements and related notes of the Merom Generating Station (a component of Hoosier Energy Rural Electric Cooperative, Inc.) (“Merom Station”) as of and for the year ended December 31, 2021, included elsewhere in this filing; and

•

The unaudited carve-out financial statements and related notes of the Merom Generating Station (a component of Hoosier Energy Rural Electric Cooperative, Inc.) as of and for the six months ended June 30, 2022, included elsewhere in this filing.

Hallador Energy Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2022
(in thousands)

			Transaction Accounting Adjustments
	Historical		Conforming and		Merom Plant		Pro Forma
	Hallador	Merom Station	Reclassifications		Acquisition		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$8,882	$—	$—		$(5,400)	(c)	$41,492
					38,980	(i)
					(970)	(h)
Restricted cash	3,491	—	—		—		3,491
Accounts receivable	17,155	—	—		—		17,155
Inventory	13,806	—	—		—		13,806
Fuel	—	15,785	(15,785)	(a)	10,219	(d)	10,219
Contract asset	—	—	—		34,300	(e)	34,300
Parts and supplies	12,247	—	—		—		12,247
Materials and supplies	—	28,978	(28,978)	(a)	11,733	(d)	11,733
Prepaid expenses	999	—	—		—		999
Prepayments and other	—	781	(781)	(a)	—		—
Total current assets	56,580	45,544	(45,544)		88,862		145,442
Property, Plant and Equipment:
Land and mineral rights	115,771	—	—		—		115,771
Land	—	27,182	(27,182)	(a)	—		—
Buildings and equipment	355,053	—	—		165,816	(d)	520,869
Plant – at original costs	—	1,389,371	(1,389,371)	(b)	—		—
Mine development	123,274	—	—		—		123,274
Total property, plant and equipment	594,098	1,416,553	(1,416,553)		165,816		759,914
Less – accumulated depreciation, depletion and amortization	(286,960)	—	—		—		(286,960)
Accumulated depreciation	—	(859,134)	859,134	(b)	—		—
Total property, plant and equipment, net	307,138	557,419	(557,419)		165,816		472,954
Investment in Sunrise Energy	3,883	—	—		—		3,883
Deferred charges and other	—	11,049	(11,049)	(a)	—		—
Other assets	8,134	—	—		—		8,134
Total assets	$375,735	$614,012	$(614,012)		$254,678		$630,413

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of bank debt, net	$13,222	$—	$—		$—		$13,222
Accounts payable	—	11,687	(11,687)	(a)	—		—
Accounts payable and accrued liabilities	47,973	—	—		11,600	(c)	59,573
Contract liabilities	—	—	—		94,527	(f)	94,527
Accrued property taxes	—	4,253	(4,253)	(a)	—		—
Deferred revenue	—	—	—		38,980	(i)	38,980
Other current liabilities	—	1,559	(1,559)	(a)	—		—
Total current liabilities	61,195	17,499	(17,499)		145,107		206,302
Long-term Liabilities
Bank debt, net	113,607	—	—		—		113,607
Deferred income taxes	3,094	—	—		—		3,094
Asset retirement obligations	13,437	19,700	(19,700)	(a)	7,230	(g)	20,667
Contract liabilities	—	—	—		100,973	(f)	100,973
Deferred credits and other	—	3,139	(3,139)	(a)	—		—
Other	1,579	—	—		—		1,579
Total long-term liabilities	131,717	22,839	(22,839)		108,203		239,920
Total liabilities	192,912	40,338	(40,338)		253,310		446,222
Redeemable Noncontrolling Interests	4,000	—	—		—		4,000
Stockholders’ Equity
Preferred stock	—	—	—		—		—
Common stock	330	—	—		—		330
Additional paid-in capital	114,212	—	—		—		114,212
Owner’s net investment	—	573,674	(573,674)	(a)	—		—
Retained earnings	64,281	—	—		1,368	(h)	65,649
Total stockholders’ equity	178,823	573,674	(573,674)		1,368		180,191
Total liabilities, redeemable noncontrolling interests, and stockholders’ equity	$375,735	$614,012	$(614,012)		$254,678		$630,413

Hallador Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2022
(in thousands)

			Transaction Accounting Adjustments
	Historical		Conforming and		Merom Plant		Pro Forma
	Hallador	Merom Station	Reclassifications		Acquisition		Combined
Sales and Operating Revenues:
Coal sales	$121,171	$—	$—		$—		$121,171
Electric revenues	—	164,345	—		—		164,345
Other revenues	3,665	—	141	(a)	—		3,806
Generation byproduct revenue	—	141	(141)	(a)	—		—
Lease income	—	135	(135)	(a)	—		—
Total Revenue	124,836	164,621	(135)		—		289,322

Expenses:
Operating expenses	105,995	—	123,910	(b)	—		229,905
Fuel	—	87,175	(87,175)	(b)	—		—
Other production expenses	—	20,565	(20,565)	(b)	—		—
Depreciation, depletion and amortization	20,695	—	—		9,045	(e)	29,740
Depreciation and amortization	—	17,316	(17,316)	(a)	—		—
Maintenance	—	16,120	(16,120)	(b)	—		—
Asset retirement obligations accretion	496	—	—		250	(e)	746
Exploration costs	272	—	—		—		272
General and administrative	6,871	—	6,827	(a)	—		13,698
Administrative and general	—	6,827	(6,827)	(a)	—		—
Total Operating Expenses	134,329	148,003	(17,266)		9,295		274,361

Income (Loss) from Operations	(9,493)	—	33,749	(a)	(9,295)		14,961
Operating Margin Before Fixed Charges	—	16,618	(16,618)	(a)	—		—

Fixed Charges and Other
Interest expense	(4,121)	(11,328)	11,328	(c)	—		(4,121)
Other fixed charges and amortization of debt expense	—	(356)	356	(c)	—		—
Equity method investment income	338	—	—		—		338
(Loss) Income Before Income Taxes	(13,276)	—	33,749		(9,295)		11,178
Operating Margin	—	4,934	(4,934)		—		—

Nonoperating Margin
Other nonoperating expense	—	(50)	50	(b)	—		—
Nonoperating post- employment benefits- net	—	(147)	147	(d)	—		—
Total Nonoperating Margin	—	(197)	197		—		—

Income Tax Expense
Current	—	—	—		6,082	(f)	6,082
Deferred	244	—	—		—		244
Total Income Tax Expense	244	—	—		6,082		6,326

Net Income (Loss)	$(13,520)	$4,737	$29,012		$(15,377)		$4,852

Weighted-Average Common Shares Outstanding:
Basic	30,797	—	—		—	(g)	30,797
Diluted	30,797	—	—		—	(g)	30,797

Net Income (Loss) per Common Share:
Basic	$(0.44)					(g)	$0.16
Diluted	$(0.44)					(g)	$0.16

Hallador Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2021
(in thousands)

			Transaction Accounting Adjustments
	Historical		Conforming and		Merom Plant		Pro Forma
	Hallador	Merom Station	Reclassifications		Acquisition		Combined
Sales and Operating Revenues:
Coal sales	$243,903	$—	$(2,738)	(h)	$—		$241,165
Electric revenues	—	267,456	—		—		267,456
Other revenues	3,763	—	218	(a)			3,981
Generation byproduct revenue	—	218	(218)	(a)	—		—
Lease income	—	186	(186)	(a)	—		—
Total Revenue	247,666	267,860	(2,924)		—		512,602

Expenses:
Operating expenses	198,840	—	187,395	(b)	—		386,235
Fuel	—	118,303	(115,565)	(b)	—		—
			(2,738)	(h)
Other production expenses	—	40,677	(40,677)	(b)	—		—
Depreciation, depletion and amortization	39,973	—	—		18,089	(e)	58,062
Depreciation and amortization	—	34,574	(34,574)	(a)	—		—
Asset impairment	1,588	—	—		—		1,588
Maintenance	—	30,789	(30,789)	(b)	—		—
Asset retirement obligations accretion	1,504	—	—		500	(e)	2,004
Asset retirement obligations change in estimate	(3,510)	—	—		—		(3,510)
Exploration costs	482	—	—		—		482
General and administrative	14,833	—	11,282	(a)	(1,368)	(i)	24,747
Administrative and general	—	11,282	(11,282)	(a)	—		—
Total Operating Expenses	253,710	235,625	(36,948)		17,221		469,608
Income (Loss) from Operations	(6,044)	—	66,259	(a)	(17,221)		42,994
Operating Margin Before Fixed Charges	—	32,235	(32,235)	(a)	—		—

Fixed Charges and Other
Interest expense	(8,048)	(23,405)	23,405	(c)	—		(8,048)
Other fixed charges and amortization of debt expense	—	(801)	801	(c)	—		—
Gain on extinguishment of debt	10,000	—	—		—		10,000
Equity method investment income	364	—	—		—		364
Income (Loss) Before Income Taxes	(3,728)	—	66,259		(17,221)		45,310
Operating Margin	—	8,029	(8,029)		—		—

Nonoperating Margin
Other nonoperating expense	—	(364)	364	(b)	—		—
Nonoperating post- employment benefits- net	—	(292)	292	(d)	—		—
Total Nonoperating Margin	—	(656)	656		—		—

Income Tax Expense
Current	—	—	—		12,196	(f)	12,196
Deferred	26	—	—		—		26
Total Income Tax Expense	26	—	—		12,196		12,222

Net Income (Loss)	$(3,754)	$7,373	$58,886		$(29,417)		$33,088

Weighted-Average Common Shares Outstanding:
Basic	30,614	—	—		—	(g)	30,614
Diluted	30,614	—	—		—	(g)	30,614

Net Income (Loss) per Common Share:
Basic	$(0.12)					(g)	$1.07
Diluted	$(0.12)					(g)	$1.07

Hallador Energy Company

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical financial statements of Hallador and the historical carve-out financial statements of Merom Station. The Merom Plant Acquisition has been accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on Hallador’s books as of the date of the closing of the Merom Plant Acquisition. Additionally, costs directly related to the Merom Plant Acquisition are capitalized as a component of the purchase price.

Presented in the unaudited pro forma condensed combined financial statements is the impact of the Merom Plant Acquisition. Certain transaction accounting adjustments have been made in order to show the effects of the acquisition in the unaudited pro forma condensed combined financial statements. The accounting adjustments related to the Merom Plant Acquisition are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed. The final allocation will be determined when Hallador has obtained and verified all required data necessary to perform the detailed valuations and calculations to reflect the final relative fair value at the acquisition date. The final allocation is expected to be completed when Hallador files its report on Form 10-K for the year ended December 31, 2022. The final allocation could differ materially from the preliminary allocation used in the transaction accounting adjustments due to (1) changes in the fair value of the Merom Plant; (2) changes in the fair value of contract assets and contract liabilities; or (3) other changes to assets or liabilities.

The unaudited pro forma condensed combined financial statements and related notes are presented for illustrative purposes only. If the Merom Plant Acquisition and other transactions contemplated herein had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the Merom Plant Acquisition and other transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results the Company will have after the contemplation of the Merom Plant Acquisition and the other transactions contemplated by these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Merom Plant Acquisition and, accordingly, does not attempt to predict or suggest future results. In addition, Hallador did not included a transaction accounting adjustment for ASC 842, Leases, for the Merom Plant as the adoption of this standard is not expected to be material. In Hallador’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022 and the Year Ended December 31, 2021 were prepared assuming the Merom Plant Acquisition occurred on January 1, 2021. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022 was prepared as if the Merom Plant Acquisition had occurred on June 30, 2022.

2.	Consideration and Preliminary Allocation

The preliminary allocation of total consideration in the Merom Plant Acquisition is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the closing date of the transaction using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ materially from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including (1) changes in the fair value of the Merom Plant; (2) changes in the fair value of contract assets and contract liabilities; or (3) other changes to assets or liabilities.

The total consideration and relative fair value of assets acquired and fair value of liabilities assumed by Hallador were initially recorded as follows (in thousands):

Consideration:
Direct transaction costs	$2,338
Contract liability – PPA	184,500
Contract liability – Capacity payment reduction	11,000
Contract asset – Coal purchase agreement	(34,300)
Coal inventory purchased	5,400
Fair value of deferred coal inventory payment	11,600
Total consideration	$180,538
Relative fair value of asset acquired:
Plant	$165,816
Materials and supplies	11,733
Coal inventory	10,219
Amount attributable to assets acquired	$187,768
Fair value of liabilities assumed:
Asset retirement obligations	$7,230
Amount attributable to liabilities assumed	$7,230

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of the Merom Plant and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant unobservable inputs to the valuation of the Merom Plant Acquisition and asset retirement obligations included estimated future electricity prices and electricity generation, future coal inventory costs and other associated operating costs, remediation costs and weighted average cost of capital.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022:

(a)	Adjustment to remove the historical values of assets, liabilities and associated equity of Merom Station.

(b)	Adjustment to eliminate the historical book value and accumulated depreciation of the Merom Station as of June 30, 2022.

(c)	Represents cash paid for coal inventory on hand at closing of $5.4 million and estimated additional subsequent payments to be made for additional coal on hand of $11.6 million.

(d)	Adjustment to reflect the relative fair value of assets acquired of Merom Station.

(e)

Adjustment to recognize an off-market coal inventory contract executed with Hoosier contemporaneously with the Merom Plant Acquisition. The off-market coal inventory contract allows the Company to purchase coal at below market prices through May 2023.

(f)

Adjustment to recognize off-market PPA and capacity reduction payment agreement executed with Hoosier contemporaneously with the Merom Plant Acquisition. The off-market PPA extends through 2025. The capacity reduction payments extend through 2023.

(g)	Adjustment to reflect the fair value of asset retirement obligations assumed as part of the Merom Plant Acquisition.

(h)	Represents transaction costs of $2.3 million related to the Merom Plant Acquisition, including $1.0 million to be paid after closing and $1.3 million paid prior to June 30, 2022.

(i)	Represents advanced capacity payments received from Hoosier pursuant to the APA. The advanced capacity payments will be earned from October 21, 2022 through May 31, 2023.

Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022 and the Year Ended December 31, 2021:

(a)	Adjustments to conform Merom Station’s presentation to the presentation of Hallador.

(b)	Adjustment to conform Merom Station’s presentation of fuel, other production expenses, maintenance and other nonoperating expenses to the operating expense presentation used by Hallador.

(c)	Adjustment to remove Merom Station’s interest expense as debt was not assumed by Hallador as part of the Merom Plant Acquisition.

(d)	Adjustment to remove expenses associated with Merom Station’s post-retirement benefit plan which was not assumed by Hallador as part of the Merom Plant Acquisition.

(e)

Represents depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and accretion expense from new asset retirement obligations recognized as a result of the Merom Plant Acquisition. The depreciation adjustment was calculated using an approximate 9-year useful life.

(f)	Represents the application of Hallador’s statutory tax rate of 24.9% to the pre-tax amount of the Merom Plant Acquisition and pro forma adjustments.

(g)	The following table reconciles historical and pro forma basic and diluted earnings per share for the periods indicated (in thousands, except per share amounts):

	Six Months Ended		Year Ended
	June 30, 2022		December 31, 2021
	Historical	Pro-Forma	Historical	Pro-Forma
Net income (loss)	$(13,520)	$4,852	$(3,754)	$33,088
Less: (income) loss allocated to participating securities	79	(29)	35	(246)
Net income (loss) allocated to common shareholders	$(13,441)	$4,823	$(3,719)	$32,842
Weighted average shares outstanding — basic and diluted	30,797	30,797	30,614	30,614
Basic and diluted net income (loss) per share	$(0.44)	$0.16	$(0.12)	$1.07

(h)	Represents the elimination of historical coal sales between Hallador and Hoosier.

(i)	Represents the capitalization of $1.3 million of transaction costs related to the Merom Plant Acquisition that were expensed prior to June 30, 2022.